                                                                   Exhibit 10.18




                     SEPARATION REVOLVING CREDIT AGREEMENT



                            Dated:  March 31, 2001


                                    between



                             MILLIPORE CORPORATION

                                   as Lender



                                      and



                             MYKROLIS CORPORATION

                                  as Borrower

THIS SEPARATION REVOLVING CREDIT AGREEMENT dated March 31, 2001, between

MILLIPORE CORPORATION, a Massachusetts corporation with a principal place of business at 80 Ashby Road, Bedford, MA 01730 (the "Lender") and

MYKROLIS CORPORATION, a Delaware corporation with a principal place of business at Patriots Park, Bedford, MA 01730 (the "Borrower")

IT IS  AGREED:

1. The Lender shall establish the following revolving credit loan (the "Credit") in favor of the Borrower on the following terms:

       Credit Amount and Currency:   U.S.$100,000,000.00

       Drawdown Date:                From time to time at the request of the
                                     Borrower until the below specified
                                     Repayment Date, but only in multiples of U.S.$ 100,000.

       Repayment Date:               The earlier of fifteen (15) business days
                                     following the IPO Closing Date (as defined
                                     in the Master Separation and Distribution
                                     Agreement dated as of February   , 2001),
                                     or December 31, 2002.

       Interest Rate:                Until the Repayment Date 0% per annum,
                                     thereafter 1.5% per annum above 12 month
                                     LIBOR, to be adjusted semi-annually on the first days of January and July of each year or if any such day is not a Business Day, the immediately following Business Day

       Interest Payment Date:        Semi-annually on the first days of January
                                     and July of each year or if any such day is not a Business Day, the immediately following Business Day.

     For these purposes:

     "Business Day" means a day in which banks are open for business in Dublin and London.

     "LIBOR" means the rate offered by ABN AMRO Bank N.V. to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) for twelve months U.S. Dollar deposits on the second Business Day before the first day of the relevant interest period, (being each period from one draw down date or anniversary thereof to the next anniversary thereof (as adjusted for Business Days)) or, if no such rate is available, at such time as reasonably determined by the Lender after consultation with ABN AMRO Bank N.V.

                                     --1--

2. Subject to the terms and conditions of this Revolving Credit Loan Agreement, the Credit shall be available to the Borrower in whole or in part from time to time, provided that the Lender shall have no obligation to make any loan to the Borrower under the Credit after the Repayment Date. Except as provided in clause (iii) below, each borrowing under the Credit shall be made in whole multiples of U.S.$ 100,000. Loans shall be effected at the principal office of the lender at such times before the Repayment Date as the Borrower may request by three (3) Business Days' notice to the Lender. During the term of the Credit, the Borrower may borrow, prepay and reborrow in accordance with the provisions of this Revolving Credit Loan Agreement.

     (i) Loans under the Credit shall be evidenced by a promissory note in the form of Annex A attached hereto (the "Credit Note"), payable to the order of the Lender, duly executed on behalf of the Borrower, dated the date of the first borrowing under the Credit. The principal on the Credit Note shall be payable on or before the Repayment Date and shall bear interest (computed on the basis of a 365-day year) from the Repayment Date on the unpaid principal amount thereof at the Interest Rate, payable on the Interest Payment Dates, commencing with the first of such dates next succeeding the date of the Credit Note and continuing until the later of payment in full of the Credit Note or the Repayment Date.

     (ii) On three (3) Business Days' written notice (via facsimile or registered mail) to Lender, the Borrower may at its option prepay the Credit Note in whole at any time, or in part, from time to time, without payment penalty or premium but with all accrued and unpaid interest. Each partial prepayment shall be made in integrals of U.S.$ 100,000.

     (iii) Amounts due from the Borrower to the Lender or due from the Lender to the Borrower in respect of Net Retention Adjustments pursuant to
            Section 2.3 of the General Assignment and Assumption Agreement between the Lender and the Borrower, in whatever integral, shall be treated as loans or prepayments hereunder, respectively, and notation thereof shall be made on the Credit Note in accordance with clause (iv) below.

     (iv) The Lender shall make notation on the Credit Note of the amount of each loan made under the Credit, each payment or prepayment, the date thereof, the balance remaining due on the Credit Note as the result of each loan or payment and the other information specified on Credit Note.

3. If the Borrower shall not pay on the due date any amount payable hereunder, the Borrower shall pay to the Lender, without prejudice to any other rights of the Lender hereunder or at law, default interest at the per annum rate specified under Interest Rate in Section 1 above.

4. The Borrower's obligation to make any and all payments hereunder shall be absolute and unconditional and shall not be affected by any event or circumstance, including without limitation (i) any set-off, counterclaim, defense or other right which the Borrower may have against the Lender or any other person for any reason whatsoever, or (ii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing. The Borrower shall make all payments hereunder in the currency in which they are expressed to

                                     --2--
     be due by 11:00 a.m. on the due date in the location of payment to the Lender's account and bank specified by the Lender in advance, in full, and free and clear of all taxes and other withholdings or deductions of whatsoever nature.

5. If the Borrower shall (i) make any default hereunder which is not remedied within 21 days or (ii) admit in writing its inability to pay its debts generally as they fall due, or (iii) apply for, or consent to, the appointment of, or the taking of possession by, a receiver, trustee, liquidator or the like of itself, or of all or a substantial part of its assets or (iv) be adjudicated or declared bankrupt or insolvent by any competent authority or (v) submit or consent to any proceedings for any such action, adjudication or (vi) submit or consent to any proceedings for any such action, adjudication or declaration, then, the Lender may, notwithstanding any delay or previous waiver of the right to do so, by notice in writing to the Borrower require the Borrower forthwith to prepay the balance of the loan outstanding hereunder together with accrued but unpaid interest and any other amounts owing hereunder, whereupon the same shall become immediately due and payable on such date.

6. The Borrower shall not create or permit to exist any charge, mortgage, lien or encumbrance whatsoever on any of its assets for money borrowed unless the Borrower shall first have granted to the Lender security for its obligations hereunder ranking at least pari passu therewith and (save for debts preferred by law) the obligations hereunder shall rank at least pari passu with all other liabilities of the Borrower.

7. The Borrower shall on demand indemnify the Lender, and reimburse the Lender upon demand, for all costs, losses, expenses (including reasonable legal expenses) and liabilities which the Lender may sustain or incur as a consequence of the occurrence and continuance of any default hereunder or any prepayment of any loan under the Credit pursuant to Clause 4.

8. The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

9. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts as applied to transactions between Massachusetts residents taking place entirely within Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers all as of the date first above written.


MILLIPORE CORPORATION                          MYKROLIS CORPORATION

By:  /s/ Francis J. Lunger                     By:  /s/ Jean Marc Pandraud
   -------------------------------               -------------------------------
          Signature                                       Signature

Francis J. Lunger, Executive Vice President    Jean Marc Pandraud, President
--------------------------------------------   --------------------------------------------
              Name, Title                                   Name, Title

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

                                                   ANNEX A
                                                   =======

                                PROMISSORY NOTE
U.S.$ ___________                                           ___________ 2001

          On ________________, FOR VALUE RECEIVED, MYKROLIS CORPORATION a Delaware corporation with a principal place of business at Patriots Park, Bedford, MA 01730, (the "Maker"), hereby promises to pay to MILLIPORE CORPORATION, a Massachusetts corporation (the "Payee"), or order, the sum of _______________ U.S. Dollars (U.S.$ ___________), or such lesser unpaid principal amount then advanced. After maturity this Note shall bear interest at an annual rate equal to the greater of (a) the Base Rate plus 1.5% (on a 365-day basis) on the amount of principal from time to time unpaid. Interest shall be payable on the last days of January and June, commencing on the first of such dates following maturity and until paid in full. As used herein the term "Base Rate" shall mean the rate of interest from time to time charged by ABN AMRO Bank N.V. to prime banks in the London Interbank Market at or about 11:00 am (London
Time) for twelve (12) month deposits in the currency in which the principal amount hereof is denominated. Changes in the rate of interest shall be effective on the first business days of January and July of each year. Principal and interest shall be payable in immediately available funds at the office of the Payee, 80 Ashby Road, Bedford, MA 01730 and may be prepaid in accordance with the provisions of clause 2 of the Separation Revolving Credit Loan Agreement referred to below at any time or from time to time, in whole or in part, without penalty or premium but with all accrued and unpaid interest. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

          This Note is the Credit Note referred to in, and is subject to the terms of, a Separation Revolving Credit Loan Agreement dated March 31, 2001 between the Maker and Payee. Neither this reference to such agreement nor the terms thereof shall impair the unconditional obligation of the Maker to pay the principal and interest on this Note when due.

                                  Mykrolis Corporation

                                By:_____________________________
                                   Name, Title:



                               Payments                            Name of
             Amount      --------------------    Unpaid Principal  Person Making
     Date    of Loan     Principal   Interest     Balance of Note  the Notation
     ----    -------     ---------   --------     ---------------  ------------

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